Exhibit 10.5

August 11, 2017

Private & Confidential

Jocelyn Konrad

Executive Vice President, Pharmacy

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA 17011

Re:          Retention Award Agreement

Dear Jocelyn:

Your continued services and loyalty to Rite Aid Corporation (“us” or “we” or the “Company”) are very important to us.  We are therefore pleased to inform you that, pursuant to the terms of this letter agreement (the “Award Agreement”), you are eligible to receive a retention award pursuant to the terms set forth herein (the “Retention Award”).  This Retention Award is intended to incentivize you to continue to use your best efforts to ensure optimal corporate performance following the termination of the Agreement and Plan of Merger, dated as of October 27, 2015 and as amended on January 29, 2017, by and between the Company, Walgreens Boots Alliance, Inc., a Delaware corporation, and Victoria Merger Sub, Inc., a Delaware Corporation and a wholly-owned direct subsidiary of Walgreens.

Accordingly, in consideration of the mutual promises and covenants hereinafter set forth, it is hereby agreed as follows:

1.             Retention Award.  The Company will forgive the repayment obligation under Paragraph 2(a) of the Award Agreement by and between you and the Company, dated December 31, 2015, of the $500,000 retention award that was paid to you on December 31, 2015, on March 3, 2018 (the “Vesting Date”), subject to your continued employment with the Company through the Vesting Date.

2.             Termination of Employment and Repayment Obligations.  If your employment with the Company terminates for any reason prior to the Vesting Date, you will be required to repay the Retention Award to the Company on an after-tax basis within fifteen (15) business days of the date of your termination of employment.  You and the Company shall reasonably agree on the after-tax amount required to be repaid under this Paragraph 2 of this Award Agreement.

3.             Acknowledgements.

(a)           By executing this Award Agreement, you hereby agree to maintain the confidentiality of this Award Agreement and to refrain from disclosing or making reference to its terms, except (i) as required by law, (ii) with your accountant or attorney for the sole purposes of obtaining, respectively, financial or legal advice, or (iii) with your immediate family members (the parties in clauses (ii) and (iii), “Permissible Parties”); provided, the Permissible Parties agree to keep the terms and existence of this Award Agreement confidential.

(b)           You hereby acknowledge that in the event that you are required to repay the Retention Award pursuant to Paragraph 2 of this Award Agreement and fail to repay the Retention Award in a timely manner, you will be (i) charged interest at the rate of ten percent (10%) per annum from the date of default to December 31, 2015 and (ii) required to reimburse the Company for any reasonable fees

(including reasonable attorneys’ fees) or costs it incurs in connection with seeking the repayment of the Retention Award.

4.             No Right of Employment.  Neither this Award Agreement, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving you, or any person whomsoever, the right to be retained in the service of the Company or its subsidiaries.  Except to the extent provided under an employment agreement with the Company, your employment with the Company is “at-will,” meaning that either you or the Company may terminate your employment at any time and for any reason.

5.             Counterparts.  This Award Agreement may be signed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

We are pleased to be able to provide you with this incentive and look forward to your active participation during this important time for the Company.  If you accept the terms and conditions of this Award Agreement, please sign one of the two enclosed copies and return it to the undersigned.

Yours sincerely,

James J. Comitale
Senior Vice President, General Counsel

ACKNOWLEDGED AND AGREED:

Signature:	Date: